EX-11
                           USTN HOLDINGS, INC.

                   Computation of Earnings Per Share

                                Three Months Ended       Six Months Ended
                                     June 30,                June 30,
                                  1996       1995        1996        1995
                                ------------------        ----------------

Primary:

Average common shares
  outstanding                  5,161,152   3,730,190   4,688,226    3,731,066
                               =========   =========   =========    =========

Net income (loss)               $956,014   $(763,931)   $508,497  $(1,419,266)
                                ========   =========    ========  ===========

Per share amount                $   0.19   $   (0.20)   $   0.11  $     (0.38)
                                ========   =========    ========  ===========

Fully diluted:

Primary average common shares
  outstanding                 5,161,152   3,730,190   4,688,226    3,731,066
Assumed conversion of USTN
  7.5% Debentures                946,853       -           -            -
Assumed conversion of USTN
  Series A Preferred Stock        22,770       -           -            -
                               ---------   ---------   ---------    ---------

Totals                         6,130,775   3,730,190   4,688,226    3,731,066
                               =========   =========   =========    =========

Net income (loss)             $  956,014   $(763,931)   $508,497  $(1,419,266)
Add USTN 7.5% Debenture
  interest, net of federal
  income tax effect               68,177       -           -            -
                              ----------   ---------    --------  -----------

Totals                        $1,024,191   $(763,931)   $508,497  $(1,419,266)
                              ==========   =========    ========  ===========

Per share amount              $     0.17   $   (0.20)   $   0.11  $     (0.38)
                              ==========   =========    ========  ===========

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